                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in Post-Effective Amendment
No. 16 to the Registration Statement on Form N-1A of our report dated February
9, 2001, relating to the financial statements and financial highlights which appear in the December 31, 2000 Annual Report to Shareholders of the
International Bond Fund, which are incorporated by reference into the
Registration Statement. We also consent to the references to us under the headings "Financial Highlights," "Experts," "Independent Accountants" and
"Financial Statements" in such Registration Statement.

/*/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Kansas City, Missouri
April 24, 2001